Exhibit 10.143
STOCK OPTION AMENDMENT
AND
SPECIAL BONUS AGREEMENT
     THIS AGREEMENT is entered into as of the       day of      , 2008, by Lam Research Corporation, a Delaware corporation (the “Company”), and      , the holder of one or more options to purchase shares of the Company’s common stock (the “Optionee”).
     WHEREAS, the Company previously granted to Optionee the options identified on attached Schedule I (the “Options”) to purchase shares of the Company’s common stock under one or more of the Company’s stock incentive plans (each such plan, a “Plan”).
     WHEREAS, the Company and Optionee previously memorialized the terms applicable to each of the Options by entering into a separate stock option agreement (the “Option Agreement”) for each such Option.
     WHEREAS, in order to avoid adverse tax consequences under section 409A of the Internal Revenue Code, Optionee has agreed to amend the unexercised portion of each of the Options subject to section 409A and identified as such on Schedule I (the “Covered Portion”) to increase the exercise price of each such Option to the fair market value per share of the Company’s common stock on the actual grant date determined by the Company to be applicable for that Option.
     WHEREAS, in order to compensate Optionee for the increased exercise prices to be in effect for the Covered Portions of the Options, the Company has agreed to pay Optionee a special cash bonus in a dollar amount equal to the aggregate increase in the exercise prices for the Covered Portions of the Options listed on Schedule I, with the actual dollar amount of that bonus indicated as the Total Special Bonus on Schedule I.
     NOW THEREFORE, the Company and Optionee agree as follows:
     1. Increased Exercise Price. The exercise price per share set forth in the Option Agreement for each of the Options listed on Schedule I is hereby increased, with respect to the shares subject to the Covered Portion of that Option, to the higher exercise price per share set forth for that Option on Schedule I.
     2. Special Bonus. Optionee shall become entitled to receive a cash bonus from the Company (the “Special Bonus”) in the gross dollar amount indicated as his or her Total Special Bonus on attached Schedule I. Payment shall be made on the Company’s first regularly scheduled payroll date in January 2009. The Special Bonus shall be subject to the Company’s collection of all applicable federal, state and local income and employment withholding taxes, and Optionee shall be paid only the net amount of such bonus remaining after such taxes have been collected. Optionee need not remain in the Company’s employ to receive the Special Bonus.
     3. Entire Agreement. This Agreement, together with the Option Agreements (to the extent not expressly amended hereby) and the applicable Plan under which each Option is outstanding, represents the entire agreement of the parties with respect to the Options, the Covered Portions thereof and the Special Bonus and supersedes any and all previous contracts, arrangements or understandings between the parties with respect to such Options and the Special Bonus. This Agreement may be amended at any time only by means of a writing signed by Optionee and an authorized officer of the Company.
     5. Continuation of Option Agreements. Except for the foregoing increases to the exercise prices per share for the Covered Portions of the Options, no other terms or provisions of the Option Agreements for such Options or the applicable Plans have been modified as a result of this Agreement, and those terms and provisions shall continue in full force and effect.
          IN WITNESS WHEREOF, this Agreement has been executed on behalf of Lam Research Corporation by a duly-authorized officer of the Company and by Optionee.

LAM RESEARCH CORPORATION

By:

TITLE:

DATED:	, 2008

OPTIONEE

DATED:	, 2008

SCHEDULE I
AMENDED OPTIONS AND SPECIAL BONUS

Number of
				Number of	Outstanding	Special
				Outstanding	Option	Bonus
	Total		New	Option	Shares	Payable on
	Number	Exercise	Exercise	Shares	Not Subject	first regularly
	of Shares	Price	Price Per	Subject to	to	scheduled
	Subject to	Per Share	Share	Amended	Amended	payroll date
Grant	Outstanding	Prior to	Following	Exercise	Exercise	in
Date	Option	Amendment	Amendment	Price	Price	January 2009

Total Special Bonus